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                            EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("AGREEMENT") is made this 31st day of December, 1995, by and between RENAISSANCE ENTERTAINMENT CORPORATION, a Colorado corporation (the "COMPANY"), and Kevin Patterson ("EMPLOYEE").

                                 RECITALS

     A. Employee currently is employed by the Company in accordance with an Employment Agreement dated April 1, 1994 (the "1994 EMPLOYMENT AGREEMENT").

     B. The Company and Employee wish to cancel the 1994 Employment Agreement effective December 31, 1995.

     C. The Company desires to employ Employee effective January 1, 1996 in accordance with the terms and conditions stated in this Agreement.

     D. Employee desires to accept such employment pursuant to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the above recitals and the mutual promises contained in this Agreement, the parties agree as follows:

1.   EMPLOYMENT

     1.1 EMPLOYMENT. The Company hereby agrees to employ Employee as Vice President-West Coast Operations. Employee accepts such employment pursuant to the terms of this Agreement. Employee shall serve as the General Manager of the Company's West Coast Operations and shall perform the duties and responsibilities customarily associated with such position of and such other duties as may be reasonably determined from time to time by the President or Chief Operating Officer of the Company, all of which shall be consistent with Employee's position.

     1.2 EXCLUSIVE SERVICES. Employee agrees to devote his or her full time, attention and energy to performing his or her duties and responsibilities to the Company under this Agreement during the period this Agreement is in effect.

     1.3 TERM OF EMPLOYMENT. The term of this Agreement shall commence on January 1, 1996 and shall expire, except as otherwise provided in Article 3 hereof, one year from the date upon which the Company shall give Employee written notice of its intention to terminate this Agreement; provided that such date shall not be earlier than December 31, 1997.

     1.4 EMPLOYMENT AGREEMENT. The 1994 Employment Agreement is hereby canceled by mutual agreement of the Company and Employee.

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2.   COMPENSATION, BENEFITS AND PERQUISITES

     2.1 BASE SALARY. During the period this Agreement is in effect, the Company shall pay Employee a base salary at the annual rate of $75,000, payable twice each month. The Board of Directors of the Company (the "BOARD") will review the base salary annually, and may in its sole discretion increase it to reflect performance, appropriate industry guideline data and other factors. The Board is not, however, obligated to provide for any increases.

     2.2 DISCRETION BONUSES. The Company, in the sole discretion of the Board, may pay a bonus to Employee in addition to the annual base salary set forth in Section 2.1.

     2.3 VACATIONS. Employee shall be entitled to four weeks of vacation in accordance with the policies of the Company in effect from time to time.

     2.4 EMPLOYEE BENEFITS. Employee shall be entitled to the benefits and perquisites which the Company generally provides to its other executives under applicable Company plans and policies, and to future benefits and perquisites made generally available to executives of the Company. Employee's participation in such benefit plans shall be on the same basis as applies to other executives of the Company. Employee shall pay any contributions which are generally required of employees to receive any such benefits.

     2.5 EMPLOYMENT TAXES AND WITHHOLDING. Employee recognizes that the compensation, benefits and other amounts provided by the Company under this Agreement may be subject to federal, state or local income taxes. It is expressly understood and agreed that all such taxes shall be Employee's responsibility. To the extent that federal, state or local law requires withholding of taxes on compensation, benefits or other amounts provided under this Agreement, the Company shall withhold the necessary amounts from the amounts payable to Employee under this Agreement.

     2.6 EXPENSES. During the period this Agreement is in effect, Employee shall be entitled to receive reimbursement from the Company (in accordance with the policies and procedures in effect from time to time for the Company's employees) for all reasonable travel and other expenses incurred by Employee in connection with his or her services hereunder.

3.  TERMINATION OF EMPLOYEE'S EMPLOYMENT

     3.1 TERMINATION OF EMPLOYMENT. Employee's employment under this Agreement may be terminated by the Company at any time for any reason; PROVIDED, HOWEVER, that, except as expressly provided below in this Section 3.1 and in Section 3.3, if Employee's employment is terminated by the Company during the term of this Agreement for a reason other than for "Cause" (as defined in Section 3.2), Employee shall be entitled to continue to receive his or her base salary under Section 2.1 for the remaining term of this Agreement. Employee's employment under this Agreement may be terminated by Employee at any time for any reason. Any termination shall be effective as of the date specified by the party initiating the termination

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in a written notice delivered to the other party, which date shall not be earlier than the date such notice is delivered to the other party. This Agreement shall terminate in its entirety immediately upon the death of Employee. Except as expressly provided to the contrary in this Section or applicable law, Employee's rights to pay and benefits shall cease on the date his or her employment under this Agreement terminates.

     3.2 CAUSE. For purposes of this Article 3, "Cause" means only the following: (i) indictment for or conviction of a felony; (ii) theft or embezzlement of Company property or commission of similar acts involving moral turpitude; or (iii) the willful failure by Employee to substantially perform his or her material duties as an executive under this Agreement (excluding nonperformance resulting from Employee's disability) which willful failure is not cured within 30 days after written notice from the Company specifying the act of willful nonperformance or within such longer period (but no longer than 90 days in any event) as is reasonably required to cure such willful nonperformance.

     3.3 DISABILITY. If Employee has become disabled from performing his or her duties under this Agreement, and the disability has continued for a period of more than 60 days, the Board may, in its discretion, determine that Employee will not return to work and terminate his or her employment under this Agreement; PROVIDED, HOWEVER, that Employee shall in such case be entitled to continue to receive his or her base salary under Section 2.1 for the lesser of (i) the term of this Agreement or (ii) 90 days. During the period Employee is entitled to continue to receive his or her base salary under this Section 3.3, the Company shall be entitled to a credit against Employee's base salary for the amount of any disability insurance or similar payments made to Employee during such period.

4.   NON-COMPETITION, CONFIDENTIALITY AND TRADE SECRETS

     4.1 AGREEMENT NOT TO COMPETE. In consideration of the covenants and agreements contained in this Agreement, Employee agrees that, on or before the date which is two years after the date of termination of Employee's employment with the Company, Employee will not, without the prior written approval of the Board of Directors of the Company, directly or indirectly engage in any of the following actions:

          (a) Own an interest in (except as provided below), manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any entity which owns, manages or operates fairs, festivals or other similar entertainment events with a "Renaissance" theme anywhere within a 120 mile radius of such an event sponsored by the Company, except that nothing in this subsection (a) shall preclude Employee from holding less than one percent of the outstanding capital stock of any corporation required to file periodic reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities of which are listed on any securities exchange, quoted on the National Association of Securities Dealers Automated Quotation System or traded in the over-the-counter market.

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          (b)  Intentionally solicit, endeavor to entice away from the Company, or otherwise interfere with the Company's relationship with, any person who is employed by or otherwise engaged to perform services for the Company, or any persons or entity who or which is, or was within the then most recent 12-month period, a participant in a Company event or supplier or other provider of goods or services to or for the Company, whether for Employee's own account or for the account of any other individual, partnership, firm, corporation or other business organization.

     Employee further agrees that, if at the date of termination of Employee's employment with the Company, the Company has expanded its business to include the operation or sponsorship of craft fairs, festivals or other similar events, Employee will not, without the prior written approval of the Board of Directors of the Company for a period of one year after the date of termination of Employee's employment with the Company, directly or indirectly own an interest in, manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any entity which owns, manages or operates craft fairs, festivals or other similar events which are competitive with those conducted by the Company anywhere within a 100 mile radius of any such event sponsored by the Company.

          If the scope of the restrictions in this Section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten (blue-lined) so as to be enforceable to the maximum extent permitted by law, and Employee hereby consents, to the extent Employee may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.

     4.2 NON-DISCLOSURE OF INFORMATION. During the period of employment hereunder, and at all times thereafter, Employee shall not, without the written consent of the Company, disclose to any person, other than to employees of the Company or other persons to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his or her duties, or except where such disclosure may be required by law, any material confidential information obtained by Employee while in the employ of the Company with respect to any products, services, financial information, customers, methods or future plans of the Company, all of which Employee acknowledges are valuable, special and unique assets, the disclosure of which Employee acknowledges may be materially damaging to the Company.

     4.3 REMEDIES. Employee acknowledges that the Company's remedy at law for any breach or threatened breach by Employee of Section 4.1 or Section 4.2 will be inadequate. Therefore, the Company shall be entitled to injunctive and other equitable relief restraining Employee from violating those requirements, in addition to any other remedies that may be available to the Company under this Agreement or applicable law.


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5.   MISCELLANEOUS

     5.1 AMENDMENT. This Agreement may be amended only in a writing signed by both parties.

     5.2 ENTIRE ASSIGNMENT. This Agreement contains the entire agreement between the Company and Employee with respect to the transactions contemplated herein. Both parties acknowledge that in deciding to enter into this transaction they have relied on no representations, written or oral, other than those explicitly set forth in this Agreement.

     5.3 ASSIGNMENT. The Company may in its sole discretion assign this Agreement to any entity which succeeds to some or all of the business of the Company through merger, consolidation, a sale of some or all of the assets of the Company, or any similar transaction. Employee acknowledges that the services to be rendered by Employee are unique and personal. Accordingly, Employee may not assign any of Employee's rights or obligations under this Agreement.

     5.4 SUCCESSORS. Subject to Section 5.3, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, upon any successor to or assign of the Company, and upon Employee's heirs and the personal representative of Employee or Employee's estate.

          5.5 NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

       If to the Company, to:      Renaissance Entertainment Corporation
                                   4440 Arapahoe Avenue
                                   Suite 200
                                   Boulder, CO 80303

       If to Employee, to:         Kevin Patterson
                                   Postal Box B
                                   Novato, CA 94948

or to such other addresses as either party may designate in writing to the other party from time to time.

     5.6 WAIVER OF BREACH. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement. No waiver by the Company shall be valid unless in writing and signed by a duly authorized officer of the Company.


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     5.7 SEVERABILITY.  If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

     5.8 GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Colorado, without giving effect to conflict of law principles.

     5.9 ARBITRATION. Except as qualified below, any dispute arising under, out of or in connection with this Agreement shall be submitted to binding arbitration in Denver, Colorado by and in accordance with the rules and procedures of the American Arbitration Association. The decision of the arbitrator(s) shall be final and binding on all parties and judgment may be entered thereon in any court. Employee acknowledges that the Company's remedy at law for any breach or threatened breach by Employee of Section 4.1 or Section
4.2 will be inadequate. Therefore, the Company shall be entitled to injunctive and other equitable relief restraining Employee from violating those requirements until such time as a final and binding determination is made by the arbitrator(s).

     5.10 HEADINGS. The headings of articles and sections herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     5.11 COUNTERPARTS. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.


     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

                                 RENAISSANCE ENTERTAINMENT
                                 CORPORATION

                                 By   Miles I. Silverman
                                      ---------------------------
                                 Its  President
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                                 EMPLOYEE:
                                 Kevin Patterson
                                 --------------------------------